EXHIBIT 99

HOUSE VOTES TO ADD $5 MILLION FOR PROJECT SOCRATES

Mystic, Connecticut, July 28, 2003 - Flight Safety Technologies, Inc. (OTC:BB - FLST) announced today that the U.S. House of Representatives voted on July 25, 2003 to approve a fiscal year 2004 NASA appropriation which included $5 Million specifically for Project Socrates. Socrates is a propriety technology that Flight Safety Technologies is developing to detect, locate and track dangerous airplane wake vortex turbulence.

The FY 2004 NASA funding still must be approved by a Senate / House Conference and then signed into law by the President before becoming a firm budget item. Thereafter, the company must negotiate and execute a contract and obtain approval for specific work orders before it receives contract revenue from such funding. While the company expects to receive a portion of these funds, there is no assurance as to how much, if any, of these funds will be received by Flight Safety Technologies.

Flight Safety Technologies plans to utilize about $4 Million of FY 2003 funds, previously voted by the Congress and approved by the President and which have been recently transferred to the US Department of Transportation's, Volpe National Transportation Systems Center in Cambridge MA, to expand the Socrates technology from its present four beam configuration to a more capable, eight (or more) beam system. None of these funds have yet been received but the company is currently discussing a contract and work orders with Volpe and anticipates contract action on these funds within the next few months.

Flight Safety Technologies has previously completed two tests of its patented Socrates technology and has received approval and FY2002 contract funding from NASA and Volpe for a third test of its upgraded technology as part of the Government's wake acoustic testing project that it is set to commence in mid-August of 2003 at Denver International Airport.

If the FY 2004 funds become available, the company plans to use those funds to test the eight (or more) beam configuration at a major airport site sometime next year.

Flight Safety Technologies had previously announced that in considering the reauthorization of the Flight 100 Bill, the U.S. House of Representatives has recommended authorization of up to $20 Million per year for the four years FY 2004 - FY 2007 that may be used to document and demonstrate the operational benefits of a wake vortex advisory system, which could include the company's Socrates technology. This funding must be authorized by a Senate/House conference and then signed by the President before it becomes law. Also, funds can only be made available for each year by appropriation legislation and pursuant to contract and work orders between the company and the procuring federal agency. There is no assurance how the funds referred to in the Flight 100 Bill will be allocated among the company, participating agencies, and other parties involved in development of the wake vortex advisory system, or as to what portion of these funds, if any, the company ultimately may receive. This Flight 100 Authorization Bill is separate and distinct from the NASA budget appropriation action of the U.S. House of Representatives that Flight Safety Technologies is announcing today.

For more extensive information on Flight Safety Technologies, Inc., please consult its website at www.flysafetech.com and its SEC filings including various Risk Factors set forth in those filings.

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